Exhibit 5.2

August 4, 2026

Ameren Corporation

Union Electric Company

Ameren Illinois Company

c/o Ameren Corporation

1901 Chouteau Avenue

St. Louis, Missouri 63103

Ladies and Gentlemen:

As counsel to Ameren Corporation, a Missouri corporation (“Ameren”), Union Electric Company, a Missouri corporation (“UE”), and Ameren Illinois Company, an Illinois corporation (“AIC”), we have participated in the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by:

(a)             Ameren of

(1)             an indeterminate amount of its (i) senior debt securities (“Ameren Senior Debt Securities”), (ii) subordinated debt securities (“Ameren Subordinated Debt Securities”), (iii) common stock, $.01 par value (“Common Stock”), (iv) preferred stock (“Ameren Preferred Stock”), (v) stock purchase contracts (“Stock Purchase Contracts”), and (vi) stock purchase units, each comprised of a Stock Purchase Contract and any of Ameren Senior Debt Securities, Ameren Subordinated Debt Securities, or debt obligations of third parties (including, but not limited to, United States Treasury securities), in each case pledged to secure the holder’s obligation to purchase shares under the Stock Purchase Contract (“Stock Purchase Units”); and

(2)             shares of Common Stock having an aggregate gross sales price of up to $266,700,000 (“Sales Agreement Shares”) available for sale pursuant to the Equity Distribution Sales Agreement, dated May 12, 2021, as amended and supplemented, including by the First Amendment to Equity Distribution Sales Agreement, dated August 7, 2025 (as so amended and supplemented, the “Sales Agreement”), with Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as sales agents and as forward sellers, and Bank of America, N.A., Barclays Bank PLC, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, New York Branch, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada and Wells Fargo Bank, National Association, as forward purchasers (the “Forward Purchasers”), and the separate letter agreements, dated May 12, 2021 and August 7, 2025, as applicable for each such Forward Purchaser, in the form attached as Exhibit C to the Sales Agreement (each, a “Forward Confirmation”) entered into with respect to the Forward Purchasers;

Morgan, Lewis & Bockius llp

101 Park Avenue
New York, NY 10178-0060	+1.212.309.6000
United States	+1.212.309.6001

Ameren Corporation

Union Electric Company

Ameren Illinois Company

August 4, 2026

(b)             UE of an indeterminate amount of its (i) senior secured debt securities (“UE Senior Secured Debt Securities”), (ii) first mortgage bonds (“UE Bonds”), (iii) senior unsecured debt securities (“UE Senior Unsecured Debt Securities”), and (iv) preferred stock (“UE Preferred Stock”); and

(c)             AIC of an indeterminate amount of its (i) senior secured debt securities (“AIC Senior Secured Debt Securities”), (ii) first mortgage bonds (“AIC Bonds”), (iii) senior unsecured debt securities (“AIC Senior Unsecured Debt Securities”), and (iv) preferred stock (“AIC Preferred Stock”, and together with the Ameren Senior Debt Securities, Ameren Subordinated Debt Securities, Common Stock (which includes the Sales Agreement Shares), Ameren Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, UE Senior Secured Debt Securities, UE Bonds, UE Senior Unsecured Debt Securities, UE Preferred Stock, AIC Senior Secured Debt Securities, AIC Bonds, and AIC Senior Unsecured Debt Securities, the “Securities”).

We have reviewed originals (or copies certified or otherwise identified to our satisfaction) of the Registration Statement (including the exhibits thereto), the Restated Articles of Incorporation, as amended (“Ameren Charter”), and By-Laws, as amended, of Ameren, the Restated Articles of Incorporation (“UE Charter”) and Bylaws, as amended, of UE, and the Restated Articles of Incorporation (“AIC Charter”) and Bylaws, as amended, of AIC, each as in effect on the date hereof, corporate and other documents, records and papers and certificates of public officials, and other such documents and materials as we have deemed necessary or appropriate for purposes of this opinion, including the Sales Agreement and each Forward Confirmation with respect to the Sales Agreement Shares. In connection with such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of the documents submitted to us as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to us as originals and the correctness of all statements of fact contained in such original documents. We have not examined, and are expressing no opinion or belief as to matters relating to, titles to property, franchises or the lien of the UE or AIC mortgage indentures.

Ameren Corporation

Union Electric Company

Ameren Illinois Company

August 4, 2026

On the basis of such review and assuming that (a) the applicable provisions of, and the rules and regulations promulgated under, the Securities Act and the Trust Indenture Act of 1939, as amended, and the securities or “blue sky” laws of applicable states or other jurisdictions shall have been complied with, (b) appropriate resolutions have been adopted by the Board of Directors (or a duly appointed committee thereof) of Ameren, UE, or AIC, as the case may be, and remain effective authorizing the issuance and sale of the applicable Securities, and (c), in the case of Securities issued by UE or AIC, the applicable Securities have been issued and sold upon the terms specified in such resolutions and in any required orders of the Missouri Public Service Commission, the Illinois Commerce Commission, the Federal Energy Regulatory Commission, or other applicable regulatory authorities, we are of the opinion that:

1.              The Ameren Senior Debt Securities and the Ameren Subordinated Debt Securities, as the case may be, will constitute valid and binding obligations of Ameren, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting mortgagees’ and other creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought (collectively, the “Exceptions”), when:

(a)             the supplemental indenture or other instrument under the Indenture, dated as of December 1, 2001, between Ameren and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended (“Ameren Senior Indenture”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the Ameren Senior Debt Securities, or

(b)             an indenture with respect to the Ameren Subordinated Debt Securities (“Ameren Subordinated Indenture”) and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Ameren Subordinated Debt Securities, as applicable, has been duly executed and delivered by the proper officers of Ameren and the trustee named therein, and such Ameren Senior Debt Securities or Ameren Subordinated Debt Securities, as the case may be, have been duly executed, authenticated, delivered and paid for in accordance with the terms of the Ameren Senior Indenture or the Ameren Subordinated Indenture, respectively, and on the terms and conditions set forth in the Registration Statement.

Ameren Corporation

Union Electric Company

Ameren Illinois Company

August 4, 2026

2.              The Common Stock, other than the Sales Agreement Shares, will be legally issued, fully paid and non-assessable when the Common Stock has been issued and sold on the terms and conditions set forth in the Registration Statement and, if issued pursuant to Stock Purchase Contracts or Stock Purchase Units, in accordance with the terms thereof, and upon receipt by Ameren of the full purchase price thereof.

3.              The Sales Agreement Shares to be issued and sold by Ameren (a) pursuant to the Sales Agreement will be legally issued, fully paid and non-assessable when issued and delivered by Ameren in accordance with the Sales Agreement against payment of the consideration contemplated thereby, and (b) pursuant to the terms of a supplemental forward confirmation to a Forward Confirmation will be legally issued, fully paid and non-assessable when the terms have been established in accordance with the Sales Agreement and when issued upon physical settlement or net share settlement, as applicable, in accordance with such Forward Confirmation (and such related supplemental forward confirmation) against payment of the consideration contemplated thereby.

4.              The Ameren Preferred Stock will be legally issued, fully paid and non-assessable when:

(a)             the Ameren Charter has been validly, legally and appropriately amended further designating and describing each series of Ameren Preferred Stock to be issued and sold, and

(b)             such Ameren Preferred Stock has been issued and sold on the terms and conditions set forth in the Registration Statement and in compliance with the Ameren Charter and applicable Missouri law and, if issued pursuant to Stock Purchase Contracts or Stock Purchase Units, in accordance with the terms thereof, and upon receipt by Ameren of the full purchase price thereof.

5.              The Stock Purchase Contracts and the Stock Purchase Units will constitute valid and binding obligations of Ameren, except as may be limited by the Exceptions, when:

(a)             the Stock Purchase Contracts or the Stock Purchase Units, as the case may be, have been issued and sold on the terms and conditions set forth in the Registration Statement, and

(b)            the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto.

Ameren Corporation

Union Electric Company

Ameren Illinois Company

August 4, 2026

6.              The UE Senior Secured Debt Securities, the UE Bonds and the UE Senior Unsecured Debt Securities, as the case may be, will constitute valid and binding obligations of UE, except as may be limited by the Exceptions, when:

(a)             the supplemental indenture or other instrument under the Indenture, dated as of August 15, 2002, between UE and The Bank of New York Mellon, as successor trustee, as amended (“UE Senior Secured Indenture”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the UE Senior Secured Debt Securities,

(b)             the supplemental indenture or other instrument under the Indenture of Mortgage and Deed of Trust, dated June 15, 1937, between UE and The Bank of New York Mellon, as successor trustee, as amended (“UE Mortgage”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the UE Bonds, or

(c)             an indenture with respect to the UE Senior Unsecured Debt Securities (“UE Senior Unsecured Indenture”) and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the UE Senior Unsecured Debt Securities, as applicable, has been duly executed and delivered by the proper officers of UE and the trustee named therein, and such UE Senior Secured Debt Securities, UE Bonds or UE Senior Unsecured Debt Securities, as the case may be, have been duly executed, authenticated, delivered and paid for in accordance with the terms of the UE Senior Secured Indenture, the UE Mortgage or the UE Senior Unsecured Indenture, respectively, and on the terms and conditions set forth in the Registration Statement.

7.             The UE Preferred Stock will be legally issued, fully paid and non-assessable when:

(a)             the UE Charter has been validly, legally and appropriately amended further designating and describing each series of UE Preferred Stock to be issued and sold, and

(b)             such UE Preferred Stock has been issued and sold on the terms and conditions set forth in the Registration Statement and in compliance with the UE Charter and applicable Missouri law, and upon receipt by UE of the full purchase price thereof.

8.             The AIC Senior Secured Debt Securities, the AIC Bonds and the AIC Senior Unsecured Debt Securities, as the case may be, will constitute valid and binding obligations of AIC, except as may be limited by the Exceptions, when:

(a)             the supplemental indenture or other instrument under the Indenture, dated as of June 1, 2006, between AIC and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended (“AIC Senior Secured Indenture”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the AIC Senior Secured Debt Securities,

Ameren Corporation

Union Electric Company

Ameren Illinois Company

August 4, 2026

(b)             the supplemental indenture or other instrument under the General Mortgage Indenture and Deed of Trust, dated as of November 1, 1992, between AIC (as successor in interest to Illinois Power Company) and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended (“AIC Mortgage”), to be entered into, or otherwise executed or adopted, in connection with the issuance of the AIC Bonds, or

(c)             an indenture with respect to the AIC Senior Unsecured Debt Securities (“AIC Senior Unsecured Indenture”) and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the AIC Senior Unsecured Debt Securities, as applicable, has been duly executed and delivered by the proper officers of AIC and the trustee named therein, and such AIC Senior Secured Debt Securities, AIC Bonds or AIC Senior Unsecured Debt Securities, as the case may be, have been duly executed, authenticated, delivered and paid for in accordance with the terms of the AIC Senior Secured Indenture, the AIC Mortgage or the AIC Senior Unsecured Indenture, respectively, and on the terms and conditions set forth in the Registration Statement.

9.               The AIC Preferred Stock will be legally issued, fully paid and non-assessable when:

(a)             the AIC Charter has been validly, legally and appropriately amended further designating and describing each series of AIC Preferred Stock to be issued and sold, and

(b)             such AIC Preferred Stock has been issued and sold on the terms and conditions set forth in the Registration Statement and in compliance with the AIC Charter and applicable Illinois law, and upon receipt by AIC of the full purchase price thereof.

This opinion is limited to the laws of the States of New York, Missouri and Illinois and the federal laws of the United States of America insofar as they bear on the matters covered hereby. As to all matters of Missouri law and Illinois law, we have relied, with your consent, upon an opinion letter dated the date hereof rendered to you by David M. Feinberg, Esq., Executive Vice President, General Counsel and Secretary of each of Ameren, UE and AIC. As to all matters of New York law, Mr. Feinberg is authorized to rely upon this opinion as if it were addressed to him.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us in the Registration Statement, including under the headings “Legal Matters” in the prospectuses for Ameren, UE and AIC included in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP